                                  SCHEDULE 14A

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                            (Amendment No.         )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              VASOMEDICAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s)  Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/x /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j) (2).
/  /  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)3.
/  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

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         2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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         / / Fee paid previously with preliminary materials

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         / / Check box if any part of the fee is offset as provided by
             Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

          1) Amount Previously Paid:________________________________________
          2) Form, Schedule or Registration Statement No.:__________________
          3) Filing Party:__________________________________________________
          4) Date Filed:__________________________________________________

                               VASOMEDICAL, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 5, 1995

                               ----------------

TO THE STOCKHOLDERS OF
     VASOMEDICAL, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vasomedical, Inc. will be held at the Griffis Faculty Club, New York Hospital-Cornell Medical Center, 521 East 68th Street, New York, New York 10021 on Tuesday, December 5, 1995 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

         1.  To elect four directors.

         2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 1996.

         3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

         The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

         Only stockholders of record on the books of the Company at the close of business on October 20, 1995 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.


                                           By Order of the Board of Directors,

                                                   JOSEPH A. GIACALONE
                                                         Secretary


Dated:   Hauppauge, New York
         October 26, 1995

                               VASOMEDICAL, INC.
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK  11788

                                ---------------

                                PROXY STATEMENT

                                ---------------


                         ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, DECEMBER 5, 1995


                                ---------------


         The Annual Meeting of Stockholders of Vasomedical, Inc. (the "Company") will be held on Tuesday, December 5, 1995 at the Griffis Faculty Club, New York Hospital-Cornell Medical Center, 521 East 68th Street, New York, New York 10021 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF VASOMEDICAL, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is October 26, 1995.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

         Only stockholders of record on October 20, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding at the Record Date one class of voting capital stock, namely 38,948,528 shares of Common Stock, $.001 par value. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote
at the Annual Meeting of Stockholders.   The affirmative vote of a majority of
the votes cast at the Annual Meeting is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                             ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than three nor more than nine directors which number may be increased in accordance with the Company's By-Laws by the Board of Directors. The Board of Directors may be divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. On September 7, 1995, the Board of Directors unanimously voted to increase the maximum number of directors to eleven. The Company's Board of Directors for fiscal 1995 consisted of nine directors as set forth below. Dr. Francesco Bolgiani has been nominated by the Board of Directors for election by stockholders at this meeting.


     CLASS I                                      CLASS II                                          CLASS III
(TO SERVE UNTIL THE                           (TO SERVE UNTIL THE                               (TO SERVE UNTIL THE
ANNUAL MEETING OF                             ANNUAL MEETING OF                                 ANNUAL MEETING OF
STOCKHOLDERS IN 1996)                         STOCKHOLDERS IN 1997)                             STOCKHOLDERS IN 1995)
----------------------                        ----------------------                            ----------------------
Anthony Viscusi  (1)                          Abraham E. Cohen (5)                              Dr. Alexander G. Bearn (3) (4)
E. Donald Shapiro (1) (2) (3)                 Dr. John C.K. Hui (4)                             Dr. David S. Blumenthal (4)
Dr. Zhen-sheng Zheng(4)                       Eugene H. Glicksman (1)                           Dr. Kenneth W. Rind (2)
                                                                                                Dr. Francesco Bolgiani (nominee)

---------------------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Medical Advisory Committee
(5) Ex-officio member of all committees

         The three current directors in Class III and Dr. Bolgiani are to be elected to hold office until the 1998 Annual Meeting of Stockholders or until
their successors are chosen and qualified.   Shares represented by executed
proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class III (each of whom is now a director) unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

         The Board of Directors held six meetings during the Company's fiscal year ended May 31, 1995. Each director attended or participated in at least 75% of such meetings of the Board of Directors. For the fiscal year ended May 31, 1995, there was one meeting of the Audit Committee and one meeting of the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements and the Compensation Committee recommends executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." The Executive and Medical Advisory Committees were established in fiscal 1995. The Executive Committee was established to advise the Board of Directors and make recommendations on matters relating to the business and operations of the Company. The Medical Advisory Committee acts in an oversight capacity with respect to medical issues and the Company's ongoing clinical programs.

PRINCIPAL OCCUPATIONS OF DIRECTORS

         The following is a brief account of the business experience for the past five years of the Company's directors:

         Dr. Alexander G. Bearn (72 years of age) has been a director of the Company since November 14, 1994. Dr. Bearn is a physician, scientist and author who has had distinguished careers in academe and industry. Since 1966, Dr. Bearn has been an adjunct professor at Rockefeller University. He has been Chairman of the Department of Medicine of Cornell University Medical College and Senior Vice President of Medical and Scientific Affairs at Merck International. He serves on many boards, including the Board of Trustees of Rockefeller University and of the Howard Hughes Medical Institute. Dr. Bearn also serves on the board of Biogen, Inc., a public company.

         Dr. David S. Blumenthal (45) has been a director of the Company since June 30, 1994. Dr. Blumenthal has been a practicing cardiologist in the State of New York since 1981 and is affiliated with New York Hospital-Cornell Medical Center.

         Dr. Francesco Bolgiani, a director nominee of the Company, has been with the Banca del Gottardo of Switzerland, which is majority owned by Sumitomo Bank, since 1968. He became President in 1980 and Second Deputy Chairman of the Board of Directors in 1994. Prior to joining Banca del Gottardo, he held various positions with the World Investment Fund, a real estate investment fund.

         Abraham E. Cohen (59) has been Chairman of the Board since June 30, 1994 and a director of the Company since June 4, 1993, and is presently an independent consultant. He retired in 1992 as Senior Vice President of Merck & Co., Inc., a position held by him since 1985. From 1979 to 1989, Mr. Cohen was also President of Merck Sharp & Dohme International, a division of Merck & Co., Inc. Mr. Cohen is a director of the following public companies: Agouron Pharmaceuticals, Inc., Akzo Nobel Nv., Immunomedics, Inc., Teva Pharmaceutical Industries, Ltd., Neurobiological Technologies, Inc. and MacroChem Corporation.

         Eugene H. Glicksman (55), has been Executive Vice President of the Company since July 1, 1994. Mr. Glicksman was President of the Company from February 2, 1994 to June 30, 1994 and Executive Vice President and Secretary from March 1992 to February 2, 1994. Mr. Glicksman has been a director of the Company since its inception in July 1987. From January 1982 to November 1990, he was employed as an independent agent and general agent engaged in the sale of life insurance products through several life insurance companies.

         Dr. John C.K. Hui  (49)  has been a director and Senior Vice President
of the Company since February 2, 1995.   Dr. Hui has been an Assistant
Professor in the Department of Surgery in the State University of Stony Brook, New York since 1978. He has also been a scientist in the medical department of Brookhaven National Laboratories. Dr. Hui was president of and a principal stockholder in Vasogenics, Inc. at the time of its acquisition by the Company in January 1995.

         Dr. Kenneth W. Rind (60) has been a director of the Company since February 2, 1995. Dr. Rind has been Chairman of Oxford Venture Corporation, an independent venture capital company since 1981. Previously, Dr. Rind was a principal at Xerox Development Corporation for five years where he was responsible for acquisitions and venture capital investments. From 1970 to 1976, he was Vice President-Corporate Finance at Oppenheimer & Co., Inc. He is also a director of Medical Sterilization, Inc., Alpha Technologies, Inc. and several private companies.

         E. Donald Shapiro (63) has been a director of the Company since June 4, 1993. Mr. Shapiro has been the Joseph Solomon Distinguished Professor of Law since 1983 and is a former Dean of The New York Law School, as well as a Supernumerary Fellow of St. Cross College at Oxford University, England. He has authored numerous books and articles in the field of medicine and law and is a recipient of honors and awards both in the United States and overseas.
Mr. Shapiro is a director of the following public companies: Loral Corporation, Bank Leumi Trust Co., Premier Laser Systems, Inc., Interferon Sciences, Inc., Eyecare Products PLC, Kranzco Realty Trust and MacroChem Corporation.

         Anthony Viscusi (63), has been President, Chief Executive Officer and director of the Company since his employment on June 30, 1994. Mr. Viscusi was Senior Vice President, Worldwide Marketing for the AgVet division of Merck & Co., Inc. from 1987 to 1993. In 1961, Mr. Viscusi joined the international human health division of Merck, in which he spent most of his career in various general management positions, after having taught at Columbia, Wesleyan and Princeton universities. Mr. Viscusi is a director of The Mallinckrodt Group, Inc.

         Dr. Zhen-sheng Zheng (65) has been a director of the Company since February 2, 1995 . Since 1986, Dr. Zheng has been Director of the Cardiovascular Research Institute at Sun Yat-sen University of Medical Sciences in Guangzhou, China. Dr. Zheng has been associated with Sun Yat-sen University since 1972 in various capacities and is also presently Chairman of the National Laboratory for Assisted Circulation Research in China. Dr. Zheng was a principal stockholder of Vasogenics, Inc. prior to its acquisition by the Company in January 1995.


                               SECURITY OWNERSHIP

         The following table sets forth as of September 30, 1995 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock and Preferred Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission; (ii) each current director and executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:

                                                         COMMON STOCK
NAME OF BENEFICIAL OWNER                          BENEFICIALLY OWNED (1)(2)
------------------------                          -------------------------
Dr. Alexander G. Bearn (9)(12)                            100,000 shs.  *
1230 York Avenue
New York, New York  10021

Dr. David S. Blumenthal (9)(11)                           100,000 shs.  *
407 East 70th Street
New York, New York  10021

Abraham E. Cohen  (4)(5)(8)                               625,000 shs.  (1.6%)
100 United Nations Plaza
New York, New York  10017

Joseph A. Giacalone (6)(7)                                170,000 shs.  *
150 Motor Parkway
Hauppauge, New York  11788

                                                         COMMON STOCK
NAME OF BENEFICIAL OWNER                          BENEFICIALLY OWNED (1)(2)
------------------------                          -------------------------
Eugene H. Glicksman (3)                                 1,837,888 shs.  (4.7%)
150 Motor Parkway
Hauppauge, New York  11788

Dr. John C. K. Hui                                        960,000 shs.  (2.5%)
150 Motor Parkway
Hauppauge, New York  11788

Anthony E. Peacock                                         27,000 shs.  *
150 Motor Parkway
Hauppauge, New York  11788

Dr. Kenneth W. Rind (10)                                   50,000 shs.  *
315 Post Road West
Westport, Connecticut  06880

E. Donald Shapiro (4)(5)(8)                              635,000  shs.  (1.6%)
57 Worth Street
New York, New York  10013

Anthony Viscusi (13)                                      375,000 shs.
150 Motor Parkway
Hauppauge, New York  11788

Dr. Zhen-sheng Zheng                                      100,000 shs.  *
74 Zhangshan Road II
Guangzhou,  510089
P.R. China

Sun Yat-sen University of                               1,935,000 shs.  (5.0%)
   Medical Sciences
74 Zhangshan Road II
Guangzhou,  510089
P.R. China

Directors and executive officers
  as a group (11 persons)                               4,979,888 shs.  (12.3%)

----------
*     Less than 1% of the Company's Common Stock

(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power.
(2)   Includes Common Stock issuable under stock options and warrants.
(3) Mr. Glicksman may be deemed a "parent" and "promoter" of the Company as those terms are defined in the Rules and Regulations under the Securities Act of 1933.

(4) Includes warrants to purchase 150,000 shares of Common Stock at $1.50 per share expiring in September 1997.
(5) Includes warrants to purchase 200,000 shares of Common Stock at $1.03 per share expiring in November 1998.
(6) Includes warrants to purchase 50,000 shares of Common Stock at $.41 per share expiring in February 2000.
(7) Includes warrants and stock options to purchase 120,000 shares of Common Stock at $ .91 per share expiring in November 1998.
(8) Includes warrants to purchase 150,000 shares of Common Stock at $.45 per share expiring in June 1999.
(9) Includes warrants to purchase 50,000 shares of Common Stock at $1.50 per share expiring in March 1998.
(10) Includes warrants to purchase 50,000 shares of Common Stock at $.40 per share expiring in February 2000.
(11) Includes warrants to purchase 50,000 shares of Common Stock at $.45 per share expiring in June 1999.
(12) Includes warrants to purchase 50,000 shares of Common Stock at $.28 per share expiring in November 1999.
(13) Includes warrants to purchase 250,000 shares of Common Stock at $.45 per share expiring in June 2000.


                                   MANAGEMENT

         The following sets forth information concerning each executive officer of the Company. The officers of the Company serve at the pleasure of the Board of Directors or until their successors are chosen and qualify.

                                                            POSITION HELD
NAME                              AGE                       WITH THE COMPANY
----                              ---                       ----------------
Anthony Viscusi                   63                        President and Chief Executive Officer

Eugene H. Glicksman               55                        Executive Vice President

Dr. John C. K. Hui                49                        Senior Vice President, Research and Development and Manufacturing

Anthony E. Peacock                54                        Vice President, Marketing and
                                                            Clinical Affairs

Joseph A. Giacalone               32                        Secretary and Treasurer

---------

         Anthony E. Peacock has been Vice President, Marketing and Clinical Affairs of the Company since his employment on January 23, 1995. From January 1994 to January 1995, Mr. Peacock was Vice President, Marketing of Dendrite International. For more than five years prior thereto, Mr. Peacock was Executive Director of Marketing for Cardiovascular Products with Merck & Co., Inc. where he played a key role in the formulation and worldwide implementation of strategies for enalapril, Merck's $2.2 billion cardiovascular product.

         Joseph A. Giacalone, a certified public accountant, has been Secretary and Treasurer of the Company since February 2, 1994 and has been employed by the Company since February 1993. From 1983 to 1993, Mr. Giacalone was employed by the international accounting firm of Grant Thornton LLP, having been a manager with the firm since 1990.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered for the fiscal years ended May 31, 1995, 1994 and 1993.

                                                    SUMMARY COMPENSATION TABLE

                                            Annual Compensation                    Long-Term Compensation
                                   -------------------------------------   ------------------------------------

                                                                                         Number      Long-
                                                                                         of          Term       All
                                                              Other        Restricted    Shares      Incentive  Other
Name and                  Fiscal                              Annual       Stock         Underlying  Plan       Compen-
Principal Position         Year    Salary(1)   Bonus(2)  Compensation(3)   Awards (4)    Options     Payout     sation
------------------         ----    ---------   --------  ---------------   ----------    ---------   ------     ----------
Anthony Viscusi            1995     $137,500           -            -             -         -          -            -
President & CEO            1994            -           -            -             -         -          -            -
                           1993            -           -            -             -         -          -            -

Eugene H. Glicksman        1995     $133,333           -            -      $169,812         -          -            -
Executive VP               1994     $174,594           -            -      $169,812         -          -            -
                           1993     $185,000     $89,750      $83,578      $169,812         -          -            -

Steven A. Cantor           1995   $72,920(5)           -            -             -         -          -            -
Former Chairman &          1994     $166,261           -            -      $169,812         -          -            -
CEO and former             1993     $185,000     $67,500      $53,325      $169,813         -          -            -
President and Treasurer

Dr. Yair Devash            1995            -           -            -             -         -          -            -
Former Chairman of         1994  $171,155(6)           -            -             -         -          -            -
the Board and CEO          1993  $200,000(6)    $222,813            -             -         -          -            -

--------------------------

(1) Effective May 1, 1994, Messrs. Cantor and Glicksman voluntarily agreed to annual salary modifications reducing their annual salaries to $75,000 and $125,000, respectively. The reductions were for an indefinite time period, at their discretion, subject to review based upon future operations.
(2) Includes cash bonuses paid by Viromedics, Inc. ("VMI"), a 61% owned subsidiary, in 1993 to Messrs. Cantor and Glicksman of $12,000 and $15,000, respectively; value of 800,000 shares, 880,000 shares and 1,265,000 shares of VMI common stock issued in 1993 to Messrs. Devash, Cantor and Glicksman, respectively, for services rendered to VMI on behalf of the Company; value of 457,031 shares of the Company's common stock ownership in Vaso Interim each to Messrs. Cantor and Glicksman in 1993 in consideration for services rendered to Vaso Interim on behalf of the Company; and value of 250,000 shares of common stock issued to Mr. Devash in 1993 in consideration for services rendered to the Company. See "Item Thirteen - Certain Relationships and Related Transactions".
(3) Represents forgiveness of loans to Messrs. Cantor and Glicksman in 1993; The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named executive officer the lessor of $50,000 or 10% of such person's cash compensation.
(4) Represents value of common stock issued in 1993 to each of Messrs. Cantor and Glicksman under a stock bonus arrangement providing for vesting of 950,000 shares to each of them over five years. See "Item Thirteen - Certain Relationships and Related Transactions".
(5) Mr. Cantor resigned as Chairman/CEO on June 30, 1994. Salary includes $35,000 from the September 1, 1995 settlement of Mr. Cantor's employment agreement, at which time Mr. Cantor resigned as an officer and director of the Company.
(6) Represents payments under employment agreement with the Company's subsidiary, Devaron, Inc. Mr. Devash was Chairman of the Board of the Company until February 2, 1994, at which time he resigned as Chairman, CEO and director.

EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements with its former President and the current Executive Vice President for a term ending December 31, 1997. Pursuant to such agreements, as amended, they were to receive compensation consisting of an annual salary of $125,000 and $175,000, respectively. The employment agreements included cumulative cost of living adjustments, non-competition provisions during the term of the agreements and make provisions for life insurance and for the continuation of certain benefits following death or disability.

         The Company also maintains additional employment agreements with other officers. These agreements expire at various dates through November 1996. Employment agreements with certain of the Company's officers also provide that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment certain compensation remaining to be paid for the balance of the term of the agreement.

         In May 1994, certain officers voluntarily agreed to salary modifications reducing their annual salaries. The reductions are for an indefinite time period, at their discretion, subject to review based upon future operations.

         In July 1994, the Company entered into a one-year employment agreement with its newly appointed President and Chief Executive Officer for annual compensation of $150,000 and five-year warrants to purchase 1,000,000 shares of the Company's common stock at $.45 per share (which approximated market value at the date of grant) vesting at 25% per year beginning June 30, 1995. Such
vesting is contingent upon his continued employment with the Company.   In
October 1995, the Company extended the agreement for an additional three-year period.

         In October 1994, the Company settled an employment commitment through December 1997 with its former Chairman and President, aggregating $244,000, for $35,000. In addition, this former officer forfeited 570,000 shares of the Company's common stock issued as a stock bonus in December 1992 which had not vested at the settlement date. This former officer also resigned from the Company's Board of Directors.

         In December 1994, the Company settled an employment commitment through November 1996 with its former Vice President - Finance, aggregating $190,000, for $75,000 which was charged to operations during fiscal 1995. This former officer also resigned from the Company's Board of Directors.

         In January 1995, the Company entered into a one-year employment agreement with its recently appointed Vice President, Marketing for annual compensation of $140,000 and five-year warrants to purchase 300,000 shares of the Company's common stock at $.38 per share (which approximated market value at the date of grant) vesting at 25% per year beginning January 1996. Such vesting is contingent upon his continued employment with the Company. In October 1995, the Company extended the agreement for an additional three-year period.

         In February 1995, the Company entered into a three-year employment agreement with its recently appointed Senior Vice President of R&D and Manufacturing for annual compensation of $131,000 and five-year warrants to purchase 300,000 shares of the Company's common stock at $.40 per share (which approximated market value at the date of grant) vesting at 33% per year beginning February 1996. Such vesting is contingent upon his continued employment with the Company.

INCENTIVE STOCK OPTION PLAN

         The Company adopted an Incentive Stock Option Plan (the "Incentive Plan") for officers, directors and employees of the Company, for which it reserved an aggregate of 250,000 shares of Common Stock. Options to purchase 112,500 shares of common stock were granted to each of Messrs. Cantor and Glicksman in March 1991 at $.24 per share and exercised in September 1991. No other options had been granted or were outstanding under the Plan when it was terminated by the Board of Directors in November 1994.

1992 NON-QUALIFIED STOCK OPTION PLAN

         The Company adopted a 1992 Non-Qualified Stock Option Plan (the "1992 Plan") for officers, directors, employees and consultants of the Company, for
which it reserved an aggregate of 1,500,000 shares of Common Stock.   At
January 31, 1995, options to purchase 30,000 shares at prices ranging between $.91 and $1.03 per share had been granted of which options to purchase 25,000 shares are outstanding under the 1992 Plan. No other options had been granted or were outstanding under the 1992 Plan when it was terminated by the Board of Directors in November 1994.

1995 STOCK OPTION PLAN

         The Company adopted a 1995 Stock Option Plan (the "1995 Plan") for officers and employees of the Company, for which the Company has reserved an aggregate of 1,500,000 shares of Common Stock. At September 30, 1995, no options to purchase have been granted or were outstanding under the 1995 Plan.

OUTSIDE DIRECTOR STOCK OPTION PLAN

         The Company adopted an Outside Director Stock Option Plan (the "Director Plan") for non-employee directors of the Company, for which the Company has reserved an aggregate of 300,000 shares of Common Stock. At September 30, 1995, options to purchase an aggregate of 77,418 shares of Common Stock at $.78 per share have been granted under the Director Plan.

SHAREHOLDER RIGHTS PLAN

         In March 1995, the Company's Board of Directors approved a Shareholder Rights Plan, under which a dividend distribution of one Right for each outstanding share of the Company's common stock is authorized. Each Right will entitle shareholders of record on May 9, 1995 to purchase one-half share of common stock at a 50% discount to market price if a person or group acquires 20% or more of the Company's outstanding stock. At present, the Company is not aware of any such person or group seeking to acquire 20% or more of the Company's outstanding common stock.

DIRECTOR'S FEES

         During the 1995 fiscal year, it was the policy of the Company to grant fees of $1,000 per meeting to each outside director who attended a regularly scheduled or special meeting of its Board of Directors. Messrs. Cohen and Shapiro did not receive per-meeting fees but monthly fees, which effective July 1, 1994, increased from $1,000 to $2,500. In addition, the Company reimbursed out-of-state directors for their cost of travel and lodging to attend meetings.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth the number of options or warrants granted to the Company's executive officers in fiscal 1995.

                                                     Individual Grants
                          ------------------------------------------------------------------------
                          Number of Shares          % of Total
                          Underlying                Options Granted
                          Options                   To Employees in      Exercise     Expiration
Name                      Granted                   Fiscal Year          Price($/Sh)       Date
----                      --------------------      ------------------   -----------  ------------
Anthony Viscusi (1)       1,000,000                       54%              $.45          6/30/00
Eugene H. Glicksman             -                          -                  -             -
Steven A. Cantor                -                          -                  -             -
Yair Devash                     -                          -                  -             -

-------
(1) Represents five-year warrants that vest equally over four years commencing June 30,1995. Such vesting is contingent upon Mr.
    Viscusi's continued employment with the Company.


CERTAIN TRANSACTIONS

         In June 1993, the Company distributed 457,031 shares of its common stock ownership in Vasomedical at an estimated fair market value as determined by management of $.025 per share each to Steven A. Cantor and Eugene H. Glicksman in consideration for services rendered by each of them to Vasomedical on behalf of the Company. In September 1993, these executive officers each voluntarily contributed to the Company their entire ownership of Vasomedical Common Stock, representing a combined 21% of the outstanding common stock of Vasomedical.

         The Company provides its subsidiary, Viromedics, Inc. ("VMI"), with certain general corporate services including management and other administrative staff functions pursuant to the terms of an eighteen month agreement dated May 1, 1992. These services include independent and in-house accounting and legal services, insurance, rent and tax advice. As compensation for these services, VMI agreed to pay the Company $330,000. In July 1993, VMI issued 6,600,000 shares of its Common Stock to the Company in lieu of cash compensation for such services rendered.

         From July 1993, VMI issued to Dr. Yair Devash, Steven A. Cantor, Eugene H. Glicksman and Frederic D. Heller, 800,000 shares, 880,000 shares, 1,265,000 shares and 100,000 shares, respectively, of its Common Stock at an estimated fair market value as determined by management of $.05 per share as an incentive for their continued services to the Company for which the Company charged approximately $152,000 to operations in fiscal 1993. In September 1993, 2,245,000 shares of such VMI Common Stock previously issued in July 1993 were voluntarily contributed back to VMI by certain officers and retired. In November 1993, the remaining 800,000 shares of such VMI Common Stock previously issued in July 1993 were voluntarily contributed back to VMI by one such officer and retired.

         In July 1993, the Company issued 250,000 shares of its common stock valued at $.73 per share to its then Chairman of the Board, Dr. Yair Devash, in consideration for services rendered to the Company. In November 1993, these shares were voluntarily contributed back to the Company by such officer and retired.

         In February 1994, the Company issued warrants to its then Chairman of the Board to purchase 500,000 shares of its common stock for $.91 per share expiring February 1999 for services rendered to the Company.

         In the period June 1994 through January 1995, the Company has issued five-year warrants to several of its existing or newly appointed directors to purchase an aggregate of 825,000 shares of its Common Stock for prices ranging from $.28 - $.45 per share (market value at the date of issuance) expiring in various amounts between June 1999 and February 2000 for services rendered or to be rendered to the Company. See Security Ownership. In October, November and December 1994, Messrs. Cantor, Rosenberg and Heller, respectively, resigned from the Company's Board of Directors.

         In December 1994, the Company sold 500,000 shares of its Class A Preferred Stock, aggregating $400,000 cash, to five individuals including Messrs. Viscusi, Cohen and Shapiro. The price paid per preferred share (of $.80 per share) was at a premium to its then Common Stock equivalent price per share. Each share of the Preferred Stock is entitled to two votes per share and is convertible, at the holder's option, into two shares of Common Stock. The Preferred Stock is senior to the Common Stock with respect to liquidation rights; however, the Preferred Stock is not entitled to any dividends. On May 31, 1995, all such shares of Preferred Stock were converted into Common Stock according to the terms of the Preferred Stock.

         In January 1995, the Company acquired all of the outstanding capital stock of Vasogenics, Inc., the sole minority shareholder of the Company's Vasomedical, Inc. subsidiary, for 5,000,000 shares of the Company's common stock. Subsequent to the transaction, Dr. Hui, a principal of Vasogenics, Inc., entered into a three-year employment agreement with the Company (See "Employment Agreements"). Dr. Zheng, another principal of Vasogenics, Inc., entered into a consulting agreement with the Company for annual compensation approximating $40,000. Messrs. Hui and Zheng have also been appointed to the Company's Board of Directors.

         Since July 1994, the Company has made payment to Kramex Corporation, of which Mr. Abraham E. Cohen is a principal stockholder, of $5,000 monthly for the use of Kramex's offices, warehouse and personnel in Garfield, New Jersey. In May 1995, the monthly payments were reduced to $2,500. For the year ended May 31, 1995, payments to Kramex aggregated $55,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1995, the Company's Compensation Committee consisted of
Messrs. Alexander G. Bearn,  E. Donald Shapiro and Abraham E. Cohen.   None of
these persons were officers or employees of the Company during fiscal 1995 nor, except as otherwise disclosed, had any relationship requiring disclosure in this Proxy Statement.

         In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1995 is furnished by the directors who comprised the Compensation Committee during fiscal 1995.

GENERAL POLICIES

         The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management-Employment Agreements".

         Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's Incentive Stock Option Plan and 1995 Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for all of the option shares one year from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

         From time to time, the Compensation Committee intends to utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND
COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

         For fiscal 1995, pursuant to the terms of his employment agreement with the Company, the Company's President received a base salary and five-year stock warrants contingent upon his continued employment with the Company. See "Management -Employment Agreements." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Viscusi.

                              The Compensation Committee

                                  Alexander G. Bearn, Chairman
                                  Abraham E. Cohen
                                  E. Donald Shapiro

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASDAQ"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NASDAQ. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1995.


                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The board of Directors recommends that the shareholders approve the appointment of Grant Thornton LLP as the Company's independent public accountants to examine the financial statements of the Comapnay for the fiscal year ending May 31, 1996. Grant Thornton LLP acted as the Company's independent public accountants for the fiscal years ended May 31, 1992 through May 31, 1995 and has been selected by the Board of Directors to continue to act as the Company's independent public accountants for the Company's 1996 fiscal year.

         A representative of Grant Thornton LLP plans to be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended May 31, 1995 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.


                           MISCELLANEOUS INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

         The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

         Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than August 26, 1996 to be considered for inclusion in the Company's next Proxy Statement.

                                        By Order of the Board of Directors,

                                                JOSEPH A. GIACALONE
                                                     Secretary

Dated:  Hauppauge, New York
        October 26, 1995

VASOMEDICAL,
    INC.


          The undersigned hereby appoints Anthony Viscusi and E. Donald Shapiro, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in VASOMEDICAL, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on December 5, 1995 and any adjournments thereof.


The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement:

   Alexander G. Bearn, David S. Blumenthal, Kenneth W. Rind, Francesco Bolgiani

   /  /  FOR all nominees listed above /  / WITHHOLD authority to vote
     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

   ----------------------------------------------------------------------------

2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 1996.

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                 (Continued and to be signed on reverse side)
        - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 1995
                               __________________________________________/L.S./

                               __________________________________________/L.S./
                               (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)



        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE